Exhibit 4.3

Execution Version

AMENDMENT NO. 1 TO
REGISTRATION RIGHTS AGREEMENT

THIS AMENDMENT NO. 1 (this “Amendment”) to the Registration Rights Agreement dated March 29, 2010 made and entered into by First Michigan Bancorp, Inc., now Talmer Bancorp, Inc., a Michigan corporation (the “Company”), for the benefit of the Holders (as defined therein) (the “Original Agreement”), is made and entered into by the Company, WLR Recovery Fund IV, L.P. and WLR IV Parallel ESC, L.P. (collectively, the “WLR Funds”) as of February 21, 2012.

WHEREAS, on March 29, 2010, in order to induce the WLR Funds to purchase shares of the Company’s Class A Voting Common Stock, par value $1.00 per share (the “Common Stock”), in a private placement of the Common Stock that closed on April 30, 2010 (the “Private Placement”), the Company entered into the Original Agreement;

WHEREAS, the Original Agreement may be amended by a written instrument duly executed by the Company and the Holders of at least a majority in aggregate amount of Registrable Securities (as defined therein) at the time outstanding;

WHEREAS, the Company is conducting another private placement in which the WLR Funds will participate of up to approximately $174.0 million (the “2012 Offering”) of its Common Stock, consisting of an initial drawdown by the Company of approximately $21.0 million at $8.00 per share (the “Initial Drawdown”), and up to approximately $153.0 million of event driven capital at $8.00 per share following the Initial Drawdown, and the Company desires to amend the Original Agreement and grant certain additional rights to the Holders as set forth below.

NOW, THEREFORE, in consideration of the premises and covenants herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the WLR Funds hereby agree as follows:

ARTICLE I:

AMENDMENTS

1.1                                     Defined Terms Used in this Amendment.

All capitalized terms used in this Amendment and not defined in this Amendment shall have the meanings set forth in the Original Agreement.

1.2                                     Definition of Private Offerings.  A new definition for “Private Offerings” is inserted in Section 1 of the Original Agreement:

“Private Offerings” shall collectively mean the Private Placement and the 2012 Offering.

1.3                                     Definition of Registrable Securities.  The definition of “Registrable Securities” in Section 1 of the Original Agreement is hereby deleted in its entirety, and the following is hereby substituted in lieu thereof:

“Registrable Securities” shall mean the Securities issued to the WLR Funds in the Private Offerings, including any shares of Common Stock issued or issuable upon the exercise of warrants issued to the WLR Funds in the Private Offerings; provided, however, that a Security shall cease to be a Registrable Security upon the earliest to occur of the following: (i) a Registration Statement registering the resale of such Security under the Securities Act has been declared or becomes effective and such Security has been sold or otherwise transferred by the Holder thereof pursuant to and in a manner contemplated by such effective Registration Statement; (ii) such Security either has been transferred pursuant to Rule 144 (or any similar provision then in effect) or is freely saleable, without condition, including the current public information requirements and volume limitations, pursuant to Rule 144; or (iii) such Security shall cease to be outstanding.

1.4                                     Amendments to Section 2(a).

(a)                                 Clause (ii) of the first sentence of Section 2(a) of the Original Agreement is hereby deleted in its entirety, and the following is hereby substituted in lieu thereof:

“(ii) the 30th day prior to the expiration with respect to any portion of the Registrable Securities of any resale restrictions pursuant to any bank regulatory obligation or agreement to which the Holders are subject,”

(b)                                 Section 2(a) of the Original Agreement is hereby further amended to add the following sentence at the end thereof:

“The covenants and procedures in this Section 2(a), including the timing requirements, shall be applied again with respect to each tranche of Registrable Securities with respect to which resale restrictions pursuant to bank regulatory obligations or agreements expire following the Filing Date.”

1.5                                     Amendment to Section 2(b).  Clause (ii) of the first sentence of Section 2(b) of the Original Agreement is hereby deleted in its entirety, and the following is hereby substituted in lieu thereof:

“(ii) the 30th day prior to the expiration with respect to any portion of the Registrable Securities of any resale restrictions pursuant to any bank regulatory obligation or agreement to which the Holders are subject,”

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ARTICLE II:

MISCELLANEOUS

2.1                               Except to the extent amended by this Amendment, the Original Agreement shall remain in full force and effect.

2.2                               This Amendment shall be governed by and construed in accordance with the laws of the State of New York.  Each of the Company and the Holders hereby irrevocably submits to the jurisdiction of any state court in the State of New York or any federal court sitting in New York in respect of any proceeding arising out of or relating to this Amendment, and irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts.  Each of the Company and the Holders irrevocably waives, to the fullest extent it may effectively do so under applicable law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in any such court and any claim that any such proceeding brought in any such court has been brought in an inconvenient forum.

2.3                               All notices, requests, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, if delivered personally, by facsimile, by email or by overnight courier, or three days after being deposited in the mail (registered or certified mail, postage prepaid, return receipt requested) as follows: If to the Company, to it at 2301 W.  Big Beaver Road, Suite 525, Troy, Michigan 48084, Attention:  Chief Financial Officer, and if to a Holder, to the address of such Holder set forth on the Holder’s signature page hereto, or to such other address as the Company or any such Holder may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

2.4                               This Amendment may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

[Signatures appear on the following pages.]

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IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to Registration Rights Agreement as of the date first written above.

TALMER BANCORP, INC.

By:	/s/ David T. Provost
Name: David T. Provost
Title: Chief Executive Officer

[Remainder of page intentionally left blank.]

[Signature page for the WLR Funds appears on the following page.]

[Talmer Bancorp, Inc. Amendment No. 1 to Registration Rights Agreement]

WLR RECOVERY FUND IV, L.P.

By:	WLR Recovery Associates IV, LLC its General Partner

By:	WL Ross Group, L.P., its Managing Member

By:	El Vedado, LLC, its General Partner

By:	/s/ Michael Gibbons

	Name:	Michael Gibbons

	Title:	Authorized Person

	Address:	1166 Avenue of the Americas

New York, NY 10036

	Facsimile:	(212) 278-9645

	Email:	Mgibbons@wlross.com

WLR IV PARALLEL ESC, L.P.

By:	WLR Recovery Associates IV, LLC its Attorney-in-fact

By:	WL Ross Group, L.P., its Managing Member

By:	El Vedado, LLC, its General Partner

By:	/s/ Michael Gibbons

	Name:	Michael Gibbons

	Title:	Authorized Person

	Address:	1166 Avenue of the Americas

New York, NY 10036

	Facsimile:	(212) 278-9645

	Email:	Mgibbons@wlross.com

[Talmer Bancorp, Inc. Amendment No. 1 to Registration Rights Agreement]